UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2005

BACK YARD BURGERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12104	64-0737163
(Commission File Number)	(IRS Employer Identification No.)

1657 N. Shelby Oaks Drive, Suite 105 Memphis, Tennessee	38134-7401
(Address of Principal Executive Offices)	(Zip Code)

901-367-0888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Back Yard Burgers, Inc. (the “Company”) and William N. Griffith, Executive Vice President, Secretary/Treasurer and a member of the Company’s Board of Directors, entered into a Separation Agreement dated January 7, 2005 (the “Separation Agreement”) pursuant to which, effectively immediately, Mr. Griffith resigned from the Board of Directors of the Company and its subsidiaries and as an officer and employee of the Company and its subsidiaries. The Separation Agreement provides that Mr. Griffith and the Company agree to terminate the Employment Agreement dated June 6, 1993 between the Company and Mr. Griffith and the Severance Agreement dated October 11, 2004 between the Company and Mr. Griffith, in each case, without liability to either Mr. Griffith or any of the Company and its subsidiaries, except as described below. Pursuant to the terms of the Separation Agreement, the Company agreed to pay to Mr. Griffith the sum of $7,007.29. The Company also agrees to pay to Griffith his fourth quarter bonus based on the same evaluation criteria as previous quarterly bonuses, which will not exceed $3,000.

     In addition, pursuant to the terms of the Separation Agreement, the Company and Mr. Griffith entered into an Amendment to Stock Option Plan and Agreement, a Consulting Agreement, a Franchise Agreement and an Area Development Agreement, each such agreement dated January 7, 2005.

     The Amendment to Stock Option Plan and Agreement provides that all vested options to acquire common stock of the Company held by Mr. Griffith shall be exercisable by Griffith after his termination of employment from the Company until the earliest to occur of: (i) the last day of the term of the option as specified in the option grant agreement, and (ii) January 7, 2006.

     The Consulting Agreement provides that the Company will pay the sum of $48,000, payable in monthly installments of $8,000 for up to six (6) months, for Mr. Griffith to perform certain consulting services for the Company involving the delivery a competent platform for a new restaurant grill. An additional fee of $27,000 will be paid upon completion of the project.

     The Area Development Agreement and the Franchise Agreement relate to two counties in Texas. The Area Development Agreement requires a ten (10) store development schedule over seven (7) years to maintain exclusivity for the territory and no area development agreement deposits are required. The Franchise Agreement provides for a franchise fee of $5,000 for the first franchised restaurant and no fee for the second franchised restaurant. A franchisee fee of $22,000 is payable for the eight (8) additional franchised restaurants.

     Except for those benefits discussed in this Item 1.01, no other benefits or payments material to the Company will be made by the Company to Mr. Griffith.

Item 1.02 Termination of a Material Definitive Agreement.

     Item 1.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Item 1.01 is incorporated by reference herein. William N. Griffith, a member of the Company’s Board of Directors, has given notice of his intention to retire from the Company and resign from the Board of Directors effective January 7, 2005. The Company’s Nominating and Governance Committee will consider replacement directors to fill the balance of the resigning director’s term, which expires at the 2005 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

     Item 1.01 is incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2005

BACK YARD BURGERS, INC.

By: /s/ Michael G. Webb
Name: Michael G. Webb
Title: Chief Financial Officer

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